Exhibit 99.1

Investor Relations Contact

Nicole Noutsios

NMN Advisors (for Ruckus Wireless)

ir@ruckuswireless.com

1+510-315-1003

Media Contact

Mark Priscaro

Ruckus Wireless

mark.priscaro@ruckuswireless.com

1+408-604-8531

Ruckus Wireless Reports Third Quarter 2013 Financial Results

•	Third quarter revenue grew 17.7% year-over-year and 7.9% sequentially to $68.9 million

•	$20.9 million of cash provided by operating activities in Q3

•	Adds approximately 3,000 new end-customers in the third quarter, reaching over 30,000 total end-customers

SUNNYVALE, CA – October 30, 2013 – Ruckus Wireless, Inc. (NYSE: RKUS) today announced financial results for its third quarter of 2013 ended September 30, 2013.

Financial Summary

Revenue for the third quarter of 2013 was $68.9 million, an increase of 17.7% from the third quarter of 2012. GAAP net income for the third quarter of 2013 was $0.1 million, compared with net income of $5.5 million in the third quarter of 2012. Non-GAAP net income for the third quarter of 2013 was $4.5 million, compared with non-GAAP net income of $8.7 million in the third quarter of 2012.

GAAP diluted net income per share was $0.00 for the third quarter of 2013 compared with $0.04 for the third quarter of 2012, based on net income attributable to common stockholders. Non-GAAP diluted net income per share was $0.05 for the third quarter of 2013 compared with $0.11 for the third quarter of 2012.

A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

“Ruckus delivered another solid quarter, reporting revenue at the top end of our guidance range and non-GAAP EPS above our expectations. Our business momentum continued to strengthen with record revenue, an expanded customer base and key industry recognition,” said Selina Lo, president and chief executive officer, Ruckus Wireless. “The market continues to remain robust and we see substantial market opportunity ahead of us.”

Business & Financial Highlights

•	17.7% year-over-year Q3 revenue growth; Americas revenue grew 22.9% and EMEA revenue grew 29.7% over Q3 2012.

•	Cash provided by operations in Q3 was $20.9 million.

•	In the third quarter, Ruckus added over 20 new service provider end-customers and approximately 3,000 new end-customers overall, reaching over 30,000 total end-customers worldwide.

•	Awarded the highest honors in the 2013 CRN Annual Report Card, which is considered the definitive benchmark for measuring excellence in the IT Channel community.

•	IDC named Ruckus one of three “Leaders” in their vendor assessment of the worldwide Enterprise WLAN market for 2013 to 2014.

•	The company announced in September that Ruckus ZoneFlex™ access points, its ZoneDirector™, and its SmartCell™ Gateway (SCG) 200 have been Passpoint™ certified by the Wi-Fi Alliance (WFA) based on their Hotspot 2.0 specification.

Guidance

For the fourth quarter of 2013 ending December 31, 2013, the company expects:

•	Total revenue to be in the range of $70 million to $73 million;

•	Non-GAAP diluted net income per share to be between $0.04 and $0.05 using 95-97 million shares.

Conference Call Information

Ruckus Wireless is hosting a conference call for analysts and investors to discuss its third quarter 2013 results and outlook for its fourth quarter of 2013 at 2:00 p.m. Pacific Daylight Time today, October 30, 2013. A live audio webcast of the conference call along with supplemental financial information will also be accessible from the “Investors” section of the company’s website at http://investors.ruckuswireless.com. A replay will be available following the call on the Ruckus Wireless Investor Relations website or for one week at the following numbers: (855) 859-2056 (domestic), (404) 537-3406 (international) using ID# 73911659. An archived version of the audio from the call will be available for at least thirty days on the company’s website at http://investors.ruckuswireless.com.

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding Ruckus Wireless’s financial expectations for the fourth quarter of 2013 and statements regarding business momentum and market opportunity. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: growth of the market for Ruckus Wireless products, the lengthy sales cycle for service provider customers and delays in service provider implementations, unpredictable market conditions in China and other regions, risks associated with Ruckus Wireless’s rapid growth, competition, technological change, difficulties in integrating acquisitions, reliance on third parties, international operations, intellectual property, Ruckus Wireless’s limited operating history, particularly as a new public company; and general market, political, regulatory, economic and business conditions in the United States and internationally.

Additional risks and uncertainties that could affect Ruckus Wireless’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s annual report on Form 10-K, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 5, 2013, as updated by Ruckus Wireless’s subsequent filings with the SEC, in particular its quarterly report on Form 10-Q for the quarter ended June 30, 2013 filed with the SEC on August 14, 2013. Ruckus Wireless’s SEC filings are available on the company’s investor relations website at http://investors.ruckuswireless.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the company as of the date hereof, and Ruckus Wireless does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP dilutive net income per share and non-GAAP diluted weighted-average shares outstanding. We also provide projected fourth quarter 2013 non-GAAP dilutive net income per share and non-GAAP diluted weighted-average shares outstanding. We believe these non-GAAP financial measures are helpful in understanding our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

Our non-GAAP financial measures include adjustments based on the following items:

Stock-based compensation expenses: We have excluded the effect of stock-based compensation from our non-GAAP operating results. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

Employer payroll tax expense associated with stock option exercises: We have excluded the employer payroll tax expense associated with stock option exercises in order to provide a complete picture of the company’s recurring core business operating results. Stock-based compensation has been and will continue for the foreseeable future to be a significant recurring expense in the company’s business.

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating results. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenue earned during the periods presented and will contribute to future period revenue as well.

Change in fair value of preferred stock warrants: We have excluded the effect of the expense resulting from the change in fair value of preferred stock warrants from our non-GAAP operating results. The change in fair value is a non-cash expense, and it is not part of our core operations. Upon completion of our IPO in November 2012, all preferred stock warrants converted to common stock warrants.

Our non-GAAP Financial Measures are described as follows:

Non-GAAP gross profit and gross margin—Non-GAAP gross profit is gross profit as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation, employer payroll tax expense associated with stock option exercises and intangible asset amortization expense. Non-GAAP gross margin is non-GAAP gross profit divided by net revenue.

Non-GAAP operating income and operating margin—Non-GAAP operating income is income from operations as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation, employer payroll tax expense associated with stock option exercises and intangible asset amortization expense. Non-GAAP operating margin is non-GAAP operating income divided by net revenue.

Non-GAAP net income and diluted income per share—Non-GAAP net income is net income as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation, employer payroll tax expense associated with stock option exercises, intangible asset amortization expense and the change in fair value of preferred stock warrants. Non-GAAP diluted income per share is non-GAAP net income divided by the non-GAAP weighted-average diluted shares outstanding. For periods presented prior to the company’s IPO, non-GAAP diluted weighted-average shares outstanding was computed to give effect to the conversion of all redeemable convertible preferred stock, as if conversion had occurred at the beginning of the period. Upon completion of our IPO in November 2012, all preferred stock converted to common stock.

For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Measures.”

ABOUT RUCKUS WIRELESS

Headquartered in Sunnyvale, CA, Ruckus Wireless, Inc. (NYSE: RKUS) is a global supplier of advanced wireless systems for the rapidly expanding mobile Internet infrastructure market. The company offers a wide range of indoor and outdoor “Smart Wi-Fi” products to mobile carriers, broadband service providers, and corporate enterprises, and has over 30,000 end-customers worldwide. Ruckus technology addresses Wi-Fi capacity and coverage challenges caused by the ever-increasing amount of traffic on wireless networks due to accelerated adoption of mobile devices such as smartphones and tablets. Ruckus invented and has patented state-of-the-art wireless voice, video, and data technology innovations, such as adaptive antenna arrays that extend signal range, increase client data rates, and avoid interference, providing consistent and reliable distribution of delay-sensitive multimedia content and services over standard 802.11 Wi-Fi. For more information, visit http://www.ruckuswireless.com.

Ruckus, Ruckus Wireless, SmartCell, ZoneDirector, and ZoneFlex are trademarks of Ruckus Wireless, Inc. in the United States and other countries. All other product or company names may be trademarks of their respective owners.

RUCKUS WIRELESS, INC.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenue:
Product	$64,449	$55,263	$177,424	$143,960
Service	4,479	3,321	12,619	8,529

Total revenue	68,928	58,584	190,043	152,489

Cost of revenue:
Product	21,165	19,034	56,660	50,950
Service	2,512	1,424	7,246	3,383

Total cost of revenue	23,677	20,458	63,906	54,333

Gross profit	45,251	38,126	126,137	98,156
Operating expenses:
Research and development	16,268	12,291	44,980	30,478
Sales and marketing	21,106	14,872	57,522	39,782
General and administrative	8,410	5,356	23,291	13,793

Total operating expenses	45,784	32,519	125,793	84,053

Operating income (loss)	(533)	5,607	344	14,103
Interest income (expense)	58	—	140	(472)
Other expense, net	(102)	(601)	(329)	(1,568)

Income (loss) before income taxes	(577)	5,006	155	12,063
Income tax benefit	(634)	(453)	(918)	(17,769)

Net income	$57	$5,459	$1,073	$29,832

Net income attributable to common stockholders	$57	$1,198	$1,073	$7,360

Net income per share attributable to common stockholders:
Basic	$0.00	$0.06	$0.01	$0.40

Diluted	$0.00	$0.04	$0.01	$0.24

Weighted average shares used in computing net income per share attributable to common stockholders:
Basic	77,735	18,477	75,771	18,295

Diluted	92,779	31,576	93,392	30,797

Ruckus Wireless, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Gross Profit Reconciliation:
GAAP gross profit:	$45,251	$38,126	$126,137	$98,156
Stock-based compensation	193	84	575	137
Payroll tax associated with stock option exercises	2	—	16	—
Amortization of intangible assets	330	330	990	990

Non-GAAP gross profit:	$45,776	$38,540	$127,718	$99,283

Gross Margin Reconciliation:
GAAP gross margin:	65.6%	65.1%	66.4%	64.4%
Stock-based compensation	0.3%	0.1%	0.3%	0.1%
Payroll tax associated with stock option exercises	—%	—%	—%	—%
Amortization of intangible assets	0.5%	0.6%	0.5%	0.6%

Non-GAAP gross margin:	66.4%	65.8%	67.2%	65.1%

Operating Income Reconciliation:
GAAP operating income (loss):	$(533)	$5,607	$344	$14,103
Stock-based compensation	4,886	2,402	13,229	5,280
Payroll tax associated with stock option exercises	468	—	915	—
Amortization of intangible assets	330	330	990	990

Non-GAAP operating income:	$5,151	$8,339	$15,478	$20,373

Operating Margin Reconciliation:
GAAP operating margin (loss):	(0.8)%	9.6%	0.2%	9.2%
Stock-based compensation	7.1%	4.1%	7.0%	3.5%
Payroll tax associated with stock option exercises	0.7%	—%	0.4%	—%
Amortization of intangible assets	0.5%	0.6%	0.5%	0.7%

Non-GAAP operating margin:	7.5%	14.3%	8.1%	13.4%

Net Income Reconciliation:
GAAP net income:	$57	$5,459	$1,073	$29,832
Stock-based compensation	4,886	2,402	13,229	5,280
Payroll tax associated with stock option exercises	468	—	915	—
Amortization of intangible assets	330	330	990	990
Change in fair value of preferred stock warrants	—	520	—	953
Income tax effect of non-GAAP exclusions (1)	(1,285)	(50)	(4,214)	(178)

Non-GAAP net income:	$4,456	$8,661	$11,993	$36,877

Non-GAAP diluted net income per share:	$0.05	$0.11	$0.13	$0.47
Shares used in computing Non-GAAP Net Income per share Reconciliation
Weighted-average shares outstanding used in calculating GAAP diluted net income per share	92,779	31,576	93,392	30,797
Additional dilutive securities for non-GAAP income	2,033	250	1,811	235
Conversion of convertible preferred stock and other upon IPO	—	47,875	—	47,173

Weighted-average shares outstanding used in calculating non-GAAP diluted net income per share	94,812	79,701	95,203	78,205

(1)	The company presents income tax related to non-GAAP adjustments using the effective tax rate calculated for GAAP purposes. For the year ended December 31, 2012, however, the non-GAAP effective tax rate was modified for certain one-time items such as the release of the valuation allowance for better comparability of effects on other periods presented

RUCKUS WIRELESS, INC.

Condensed Consolidated Balance Sheets

(unaudited, in thousands, except par value)

	September 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$70,653	$133,386
Short-term investments	69,019	—
Accounts receivable, net of allowance for doubtful accounts of $225 and $140 as of September 30, 2013 and December 31, 2012, respectively	41,821	41,296
Inventories	17,537	19,041
Deferred costs	3,625	5,188
Deferred tax assets	9,055	9,055
Prepaid expenses and other current assets	4,838	2,722

Total current assets	216,548	210,688
Property and equipment, net	11,039	8,959
Goodwill	9,945	9,031
Intangible assets, net	10,001	4,991
Noncurrent deferred tax asset	10,746	9,214
Restricted cash	5,000	—
Other assets	990	956

Total assets	$264,269	$243,839

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,655	$16,164
Accrued compensation	11,881	9,447
Accrued liabilities	4,427	5,371
Liabilities related to acquisitions	1,000	2,000
Deferred revenue	28,909	36,613

Total current liabilities	64,872	69,595
Noncurrent deferred revenue	6,701	3,873
Noncurrent deferred tax liabilities	1,020	—
Other noncurrent liabilities	1,074	160

Total liabilities	73,667	73,628
Stockholders’ equity:
Common stock, $0.001 par value; 250,000 shares authorized as of September 30, 2013 and December 31, 2012; 78,653 and 74,166 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	79	74
Additional paid–in capital	213,057	193,731
Accumulated other comprehensive loss	(13)	—
Accumulated deficit	(22,521)	(23,594)

Total stockholders’ equity	190,602	170,211

Total liabilities and stockholders’ equity	$264,269	$243,839